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                                                              EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-39577) and related Prospectus of Premiere Technologies, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 27, 1997, with respect to the consolidated financial statements and schedule of Xpedite Systems, Inc. included in the Current Report on Form 8-K dated December 4, 1997 of Premiere Technologies, Inc., filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

December 16, 1997